[Letterhead of Jenkens & Gilchrist]
                           1100 Louisiana, Suite 1800
                              Houston, Texas 77002
                            Attn: Donald W. Brodsky


                                 April 6, 2001



Denbury Resources Inc.
5100 Tennyson Pkwy., Ste. 3000
Plano, Texas 75024


Ladies and Gentlemen:

          We have acted as securities counsel to Denbury Resources Inc., a Delaware corporation ("Denbury"), in connection with Registration Statement No. 333-57382 on Form S-3, as amended (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), by Denbury which relates to common stock, par value $.001 per share, of Denbury ("Common Stock"), preferred stock, par value $.001 per share, of Denbury ("Preferred Stock"), unsecured notes, debentures or other evidences of indebtedness of Denbury ("Debt Securities"), shares of Preferred Stock which may be issued in the form of depositary shares ("Depositary Shares") evidenced by depositary receipts, and warrants to purchase Common Stock or Preferred Stock ("Warrants") which may be issued and sold by Denbury, and Common Stock owned by certain of its shareholders ("Selling Shareholders"), which may be sold by the Selling Shareholders, in each case from time to time pursuant to Rule 415 under the Act for an aggregate initial offering price (as to all such Securities as may be sold by Denbury and the Selling Shareholders) not to exceed $200,000,000. The Common Stock, Preferred Stock, Debt Securities, Depositary Shares and Warrants will be referred to herein collectively as the "Securities."

          In connection with this opinion, we have examined and relied upon the accuracy of original, certified or photographic copies of such records, agreements, certificates and other documents as we have deemed necessary or appropriate to enable us to render the opinions set out below, including (i) the Registration Statement, (ii) Denbury's Certificate of Incorporation and Bylaws; and (iii) copies of resolutions of Denbury's board of directors ("Board") authorizing the filing of the Registration Statement. In all such examinations, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. In conducting our examination of documents executed by parties other than Denbury, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and that such documents constitute valid and binding obligations of such parties.


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          We have also  assumed  that (i) the  Registration  Statement,  and any amendments thereto (including post-effective amendments) will have become effective under the Act, (ii) a proper prospectus supplement ("Prospectus Supplement") will have been prepared and filed with the Commission describing the Securities offered thereby, (iii) all Securities issued will be issued and sold in compliance with applicable federal and state securities laws and solely in the manner stated in the Registration Statement and the appropriate
Prospectus  Supplement,   (iv)  the  aggregate  principal  amount  of  any  Debt
Securities or series of Debt Securities issued and sold by Denbury will be in excess of $2,500,000, (v) at the time of any offering or sale of any shares of Common Stock or Preferred Stock, Denbury will have such number of shares of Common Stock or Preferred Stock authorized or created and available for issuance as may be offered and sold and as are issuable upon the conversion, exchange or exercise of any Securities that may be offered and sold, (vi) any definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by Denbury and the other parties thereto, (vii) there shall be no change in law affecting the validity of any of the Securities (between the date hereof and the date of issuance and sale of such Securities), and (viii) all parties to agreements involving the issuance or sale of the Securities will perform their obligations thereunder in compliance with the terms of such documents.

     Based upon the foregoing, and subject to the assumptions, qualifications and limitations stated herein, we are of the opinion that:

    1.    The Common  Stock  that  may  be  offered   and  sold  by the  Selling
          Shareholders and which is covered by the Registration Statement is legally issued, fully paid and nonassessable.

    2. With respect to Common Stock that may be issued, offered and sold by Denbury, when (i) the Board (or a committee thereof) has taken all necessary corporate action to approve the issuance and sale of the Common Stock to be issued, the terms of the offering thereof and related matters, (ii) such shares of Common Stock have been issued and delivered in accordance with the provisions of any applicable definitive purchase or underwriting or other agreement binding on Denbury and the terms approved by the Board (or a committee thereof) and (iii) Denbury has received payment of the cash or other lawful consideration provided to be paid for the Common Stock, which consideration shall not be less than the par value thereof, such shares of Common Stock will be legally issued, fully paid and nonassessable.

    3. With respect to Preferred Stock, when (i) the Board (or a committee thereof) has taken all necessary corporate action to approve the issuance and terms of such Preferred Stock that may be issued, the terms of the offering thereof and related matters, (ii) a Certificate of Designation under, or an amendment of, Denbury's Certificate of Incorporation setting forth the powers, designations, preferences and relative, participating, optional or other special rights of the Preferred Stock and the qualifications and restrictions of such preferences and/or rights has been filed with the Secretary of State of Delaware, (iii) such shares of Preferred Stock have been issued and delivered in accordance with the provisions of any applicable definitive purchase, underwriting or similar agreement and the terms approved by the Board (or a committee thereof), and (iv) Denbury has received payment of the cash or other lawful consideration provided to be paid for the Preferred Stock, which consideration shall not be less than the par value thereof, such shares of Preferred Stock will be legally issued, fully paid and nonassessable.

    4.    With respect to Debt  Securities,  when (i) the  applicable  Indenture relating to the Debt Securities has been duly qualified under the Trust Indenture Act of 1939, as amended, (ii) the Trustee that is a party to the Indenture relating to such Debt Securities has been duly qualified and has filed with the Commission a Statement of Eligibility of Trustee on Form T-1 for the Debt Securities, (iii) the Board (or a committee thereof) has taken all necessary corporate action to approve the issuance and terms of such Debt Securities, (iv) the terms of such Debt Securities and of their issuance and sale have been duly established in conformity with the applicable Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon Denbury and so as to comply with any requirements or restriction imposed by any court or governmental body having jurisdiction over Denbury, (v) the Indenture has been duly authorized, executed and delivered by the parties thereto, (vi) the certificates representing the Debt Securities have been duly executed, countersigned, registered and delivered in accordance with the Indenture and any applicable definitive purchase, underwriting or similar agreement, and (vii) Denbury has received payment of the consideration provided to be paid for the Debt Securities, such Debt Securities will constitute valid and legally binding obligations of Denbury.

    5. With respect to the Depositary Shares, when (i) the Board (or a committee thereof) has taken all necessary corporate action to approve the creation of and issuance and terms of the Depositary Shares, the terms of the offering thereof and related matters (ii) the deposit agreement relating to the Depositary Shares in which the depositary thereunder is duly appointed (the "Deposit Agreement") has been duly authorized and validly executed and delivered by Denbury, (iii) such Depositary Shares have been issued and delivered in accordance with the provisions of the Deposit Agreement, the terms of any applicable definitive purchase underwriting or similar agreement, and the terms approved by the Board ( or a committee thereof), and (iv) Denbury has received payment of the consideration provided to be paid for the Depositary Shares, such Depositary Shares will be legally issued, fully paid and nonassessable.

    6. With respect to the Warrants, when (i) the Board (or a committee thereof) has taken all necessary corporate action to approve the creation of and issuance and terms of the Warrants, the terms of the offering thereof and related matters (including any Common Stock or Preferred Stock issued upon exercise of the Warrants), (ii) any Warrant Agreement entered into in connection therewith (the "Warrant Agreement") has been duly authorized and validly executed and delivered by Denbury, (iii) the Warrants or certificates representing the Warrants have been duly executed, countersigned, registered and delivered in accordance with the applicable Warrant Agreement and any applicable definitive purchase, underwriting or similar agreement, and the terms approved by the Board (or a committee thereof) and (iv) Denbury has received payment of the consideration provided to be paid for the Warrants, such Warrants will be legally issued, fully paid and nonassessable and will constitute valid and legally binding obligations of Denbury.

    7. With respect to Preferred Stock, Common Stock and Debt Securities ("Underlying Securities") that may be issued on the conversion, exchange or exercise of any Securities, when (i) the Underlying Security is issued in accordance with the term of the Security for which it is exchangeable, exercisable or convertible, including the receipt by Denbury of any additional consideration to be paid therefor, and (ii) with respect to Underlying Securities that are Debt Securities, the conditions set forth in paragraph 4 above, as applicable, are satisfied, shares of Preferred Stock and Common Stock that are issued as Underlying Securities will be legally issued, fully paid and nonassessable and Debt Securities that are issued as Underlying Securities will constitute valid and legally binding obligations of Denbury.

     The opinions set forth in paragraphs 4, 6 and 7 above are subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

     The foregoing opinions are limited to the laws of the State of New York, the laws of the United States of America and to the Delaware General Corporation Law ("DGCL"), including provisions of the Delaware Constitution that are applicable to the DGCL and reported judicial interpretations of the DGCL.

     We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the use of our name under the caption "Legal Opinions" in the Prospectus forming a part of the Registration Statement. In giving this consent, this firm does not admit that it is within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

                                 Respectfully submitted,

                                 Jenkens & Gilchrist, a Professional Corporation




                                 By:  /s/ Donald W. Brodsky
                                      Authorized Signatory